UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2010

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2010, Tortoise Capital Resources Corporation (the “Company”) entered into an Expense Reimbursement Agreement (the “Agreement”) with Tortoise Capital Advisors, L.L.C. (the “Advisor”), its investment advisor under an Investment Advisory Agreement (the “Advisory Agreement”).   Under the Agreement, the Advisor will reimburse the Company quarterly for certain expenses incurred by the Company beginning January 1, 2010 and ending December 31, 2010.  The reimbursement will be in an amount equal to an annual rate of 0.25% of the Company’s average monthly Managed Assets (as defined in the Advisory Agreement) for such quarter.   The expense reimbursement will be effected by offsetting the amount of the reimbursement against the investment advisory fee payable for such quarter under the Advisory Agreement.  A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K.

The administrative services provided by the Advisor to the Company pursuant to an Administration Agreement were not impacted by the Agreement.
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Expense Reimbursement Agreement dated as of February 17, 2010 by and between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  March 26, 2010                                                                                 By:  /s/ Terry Matlack
                                      Terry Matlack
                                  Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Expense Reimbursement Agreement dated as of February 17, 2010 by and between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.